UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2016

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective December 31, 2016, Endurance Exploration Group, Inc. (the “Company”) entered into loan settlement and release agreements with Connect X Capital Markets, LLC and Micah J. Eldred (the “Lenders”) whereby, the Lenders have agreed to forgive approximately $406,000 of debt owed by the Company to the Lenders.

Micah J. Eldred, CEO of the Company, stated, “During 2015 and 2016, Connect X Capital Markets, LLC and I have made loans and advances to Endurance to meet the Company’s operating needs.  We are forgiving this debt to strengthen the Company’s balance sheet and provide the Company with a cleaner slate as it begins 2017.  This debt forgiveness reduces the Company’s outstanding liabilities by 75%, and reaffirms our commitment to the Company and its shareholders and their long-term success.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1

Loan Settlement and Release Agreements with Connect X Capital Markets, LLC

99.2

Loan Settlement and Release Agreements with Micah J. Eldred

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: January 3, 2017	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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